EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-65684, 333-83175 and 333-07109) of Old Point Financial Corporation and subsidiaries of our report dated March 28, 2014, relating to the audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of Old Point Financial Corporation and subsidiaries for the year ended December 31, 2013.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 28, 2014